Exhibit 23.1


                          Consent of Ernst & Young LLP

         We consent to the incorporation by reference in the registration statement (Form S-8) pertaining to the Amended and Restated FBL Financial Group, Inc. 1996 Class A Common Stock Compensation Plan for the registration of 5,000,000 shares of Class A Common Stock without par value, of our reports dated February 5, 2003 with respect to the consolidated financial statements and schedules of FBL Financial Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP


Des Moines, Iowa
August 20, 2003
























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